Exhibit 99.1
Katy Industries Announces
Acquisition of Certain Assets of Centrex Plastics

St. Louis, MO, April 9, 2015 – Katy Industries, Inc. (“Katy”) announced today that it has completed the acquisition of the plastic shelving and cabinet business unit of Centrex Plastics, LLC (“Centrex”), including a lease of its Tiffin, Ohio manufacturing facility, effective April 7, 2015. Centrex is a leading manufacturer of specialized injection-molded plastic products for consumer and commercial applications. Centrex will continue to operate its remaining facility, located in Findlay, Ohio.

In connection with the acquisition, Katy and Centrex plan to collaborate in a number of strategic functions to take advantage of the rapidly growing market for home storage products. The collaboration includes sharing of best practices in advanced resin technologies and manufacturing processes, as well as product development, sales & marketing.

“We are excited about this transaction with Centrex,” commented David Feldman, President & CEO of Katy. “The acquisition brings Katy a state-of-the-art manufacturing operation, a growing line of home storage products, and a mutually beneficial partnership with an innovative and technically proficient company. I look forward to working closely with the Centrex team and growing our businesses together.”

“I am pleased to be partnering with Katy in this transaction,” said Terry Reinhart, President of Centrex. “Centrex and Katy share many of the same values and priorities, including most importantly a dedication to customer satisfaction. This transaction will strengthen each of our companies as we work together in the years to come.”

About Katy Industries, Inc.

Katy Industries, Inc. is a leading manufacturer, importer and distributor of commercial cleaning and consumer storage products. Katy markets its products under the Continental, Contico, Wilen and Fort Wayne Plastics brands. For more information, visit www.katyindustries.com.

About Centrex Plastics, LLC

Centrex Plastics is a specialized custom plastic injection molding manufacturing company focused on the following industries: automotive, heavy truck, consumer goods and packaging. For more information, visit www.centrexplastics.com.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include all statements of Katy’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” “opportunity” or similar expressions. These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, Katy’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by Katy or on its behalf. These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by Katy, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at Katy’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in Katy’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2014. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.